Exhibit  23(a)


                          Consent of Independent Accountants




          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1998, which appears on page 46 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 1997.



          /s/ PricewaterhouseCoopers LLP

          PricewaterhouseCoopers LLP


          Portland, Oregon
          July 21, 1998